Exhibit 31.2

CERTIFICATION

I, Darin R. Janecek, certify that:

1.

I have reviewed this Amendment No. 1 to the annual report on Form 10-K of ARI Network Services, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

 Dated:  October 30, 2013

/s/ Darin R. Janecek

Darin R. Janecek
Vice President of Finance and Chief Financial Officer